Exhibit 99.1

BIOCUREX ANNOUNCES EFFECTIVENESS OF A $6 MILLION PUBLIC OFFERING

Richmond, British Columbia (Canada), January 19, 2010 — BioCurex, Inc. (OTCBB:BOCX) announced today that its registration statement covering the sale of 1.2 million units has been declared effective by the U.S. Securities and Exchange Commission. The public offering price of the units is $5.00 per unit, each consisting of 70 shares of the company’s common stock and 70 five-year redeemable common stock purchase warrants, or 84,000,000 shares and 84,000,000 warrants in the aggregate. The shares and the warrants included in the units will be quoted separately on the Over-the-Counter Bulletin Board under the symbols BOCX and BOCXW, respectively. Trading in the warrants is subject to clearance by the Bulletin Board, which is expected by January 20, 2010. The managing underwriter of the offering is Paulson Investment Company, Portland, Oregon. The closing of the offering is expected to occur on Friday, January 22, 2010.

Securities Law Disclaimer

A registration statement relating to the securities described in this press release has been declared effective by the U.S. Securities and Exchange Commission. The securities may not be sold or offered in any state unless the offer and sale of such securities has been qualified in such state. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described in the registration statement. Such offer to sell or solicitation of an offer to buy may only be made by a prospectus. If you would like to receive a copy of the prospectus relating to the offering, please contact Paulson Investment Company, Inc., 811 SW Naito Parkway, Portland, Oregon 97204, 503-243-6000.

Forward Looking Statement Disclaimer

This release contains a number of forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans” and “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results. The forward looking statements in this press release include statements regarding trading in the company’s securities and the anticipated closing date of the offering.

Communications Act Disclaimer:

The Company has not authorized the release of this information in any form that contravenes the Communication Act and will not be responsible for unsolicited massive distribution of this material by e-mail or facsimile by unauthorized parties.

About BioCurex

BioCurex is a development stage diagnostics company focusing on development and commercialization of products for the early detection, diagnosis, and monitoring of recurrence of cancer. BioCurex has developed a blood test, Serum-RECAF™ that can detect the presence of cancer in humans and companion animals using a new cancer marker named RECAF™. The company’s web site is available at www.biocurex.com.

Contact:

Ricardo Moro
BioCurex
Tel: (604) 207-9150
AGORACOM Investor Relations
bocx@agoracom.com
http://www.agoracom.com/ir/biocurex